Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS THIRD QUARTER FINANCIAL RESULTS

Revenue of $77.2 million: Pro-Forma Net Income of $1.2 million

SANTA CLARA, Calif.; April 23, 2009 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its third quarter ended March 29, 2009. For the quarter, net revenue was $77.2 million, compared to $82.0 million in the year-ago quarter.

Non-GAAP net income for the third fiscal quarter of 2009 was $1.2 million or $0.01 per diluted share, excluding $1.2 million in share-based compensation charges and $2.1 million in restructuring charges, compared to a year ago non-GAAP net income of $1.1 million or $0.01 per diluted share, excluding $1.3 million in share-based compensation. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

“We delivered positive pro-forma earnings in a challenging market and took steps to reduce our cost structure,” said Mark Canepa, president and CEO of Extreme Networks. “In addition, during the quarter we continued to deliver new products to meet the demand for cost-effective bandwidth for the carrier, enterprise and data center markets.”

Net loss on a GAAP basis was $2.2 million or a loss of $0.02 per diluted share. That compares to the year-ago net loss of $0.2 million or a loss of $0.00 per diluted share.

For the third fiscal quarter of 2009, revenues in North America (U.S., Canada, and Central America) were $26.9 million, revenues in EMEA (Europe, Middle East, Africa, and South America) were $38.5 million, and revenues in APAC (Asia Pacific and Japan) were $11.8 million. That compares to the year-ago revenues of $31.0 million in North America, $38.2 million in EMEA, and $12.8 million in APAC.

Cash and investments were $120.8 million as of March 29, 2009, a decrease of $22.7 million sequentially from the fiscal second quarter, primarily due to the timing of trade accounts payables and accrued liabilities payments, which vary throughout the year. Over the nine months since the start of fiscal 2009, the Company utilized $4.0 million in cash for operating activities.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 1-800-218-8862 (international callers dial 1-303-262-2075). A 48-hour replay will be available following the call by dialing 1-800-405-2236 (international callers dial 1-303-590-3000); the replay passcode is 11129306. In addition, a live webcast and replay of the call will be available at http://investor.extremenetworks.com. Financial information to be discussed during the conference call will be posted on the Investor Relations section of the Company’s website www.extremenetworks.com.

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income. In preparing our non-GAAP information, we have excluded, where applicable, the impact of restructuring charges (a non-recurring charge) and share-based compensation (a non-cash charge). Because of the non-recurring and/or non-cash nature of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude these charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude restructuring charges and share-based compensation expense for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.

Extreme Networks provides converged Ethernet networks that support data, voice and video for enterprises and service providers. The company’s network solutions feature high performance and high availability switching that deliver insight and control enabling customers to solve their real-world business communications challenges. Operating in more than 50 countries, Extreme Networks provides wired and wireless secure LANs, data center infrastructure and Service Provider Ethernet transport solutions that are complemented by global, 24x7 service and support. For more information, visit: http://www.extremenetworks.com

Extreme Networks is either a trademark or registered trademark of Extreme Networks, Inc. in the United States and/or other countries.

# # #

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s financial performance, acceptance of the Company’s newer products in the market and its expectations regarding its products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for the Company’s products and services; a highly competitive business environment for network switching equipment; its effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigation, and a dependency on third parties for certain components and for the manufacturing of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 29, 2009	June 29, 2008
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$38,595	$70,370
Short-term investments	4,510	42,922
Accounts receivable, net	43,588	64,417
Inventories, net	22,752	13,942
Deferred income taxes	289	254
Prepaid expenses and other current assets, net	4,823	4,654

Total current assets	114,557	196,559
Property and equipment, net	43,204	43,348
Marketable securities	77,708	112,380
Other assets, net	13,388	13,474

Total assets	$248,857	$365,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,414	$16,921
Accrued compensation and benefits	11,633	18,956
Restructuring liabilities	4,459	2,612
Accrued warranty	3,193	4,824
Deferred revenue, net	32,171	31,284
Deferred revenue, net of cost of sales to distributors	12,445	14,138
Other accrued liabilities	18,254	27,728

Total current liabilities	97,569	116,463
Restructuring liabilities, less current portion	4,329	6,777
Deferred revenue, less current portion	7,604	9,006
Deferred income taxes	562	403
Other long-term liabilities	693	1,058
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.001 par value, issuable in series, 2,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value, 750,000,000 shares authorized; 128,261,067 issued at March 29, 2009 (127,358,570 June 29, 2008) and capital in excess of par value	128	127
Treasury stock, 39,625,305 shares at March 29, 2009 (11,053,877 June 29, 2008)	(149,665)	(48,303)
Additional paid-in-capital	947,644	943,156
Accumulated other comprehensive income (loss)	264	(723)
Accumulated deficit	(660,271)	(662,203)

Total stockholders’ equity	138,100	232,054

Total liabilities and stockholders’ equity	$248,857	$365,761

(1)	The information in this column is derived from the Company’s consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended June 29, 2008.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2009	March 30, 2008	March 29, 2009	March 30, 2008
Net revenues:
Product	$62,017	$67,388	$208,946	$218,960
Service	15,185	14,642	45,330	44,562

Total net revenues	77,202	82,030	254,276	263,522

Cost of revenues:
Product	26,142	27,126	87,686	89,421
Service	6,642	7,801	22,049	24,923

Total cost of revenues	32,784	34,927	109,735	114,344

Gross profit:
Product	35,875	40,262	121,260	129,539
Service	8,543	6,841	23,281	19,639

Total gross profit	44,418	47,103	144,541	149,178

Operating expenses:
Sales and marketing	24,293	25,232	75,926	74,820
Research and development	13,928	15,579	44,457	49,223
General and administrative	6,967	8,610	22,818	23,725
Restructuring charge, net of reversal	2,092	—	2,092	—

Total operating expenses	47,280	49,421	145,293	147,768

Operating (loss) income	(2,862)	(2,318)	(752)	1,410
Interest income	672	2,693	2,965	8,326
Interest expense	(23)	(28)	(92)	(69)
Other income / (expense), net	411	(152)	1,727	(643)

(Loss) income before income taxes	(1,802)	195	3,848	9,024
Provision for income taxes	371	355	1,917	1,415

Net (loss) income	$(2,173)	$(160)	$1,931	$7,609

Basic and diluted net (loss) income per share:
Net (loss) income per share - basic	$(0.02)	$(0.00)	$0.02	$0.07
Net (loss) income per share - diluted	$(0.02)	$(0.00)	$0.02	$0.07
Shares used in per share calculation - basic	88,553	115,629	96,066	114,688
Shares used in per share calculation - diluted	88,553	115,629	96,139	115,685

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended
	March 29, 2009	March 30, 2008
Cash flows from operating activities:
Net income	$1,931	$7,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,200	5,616
Gain on value of option to put securities	(4,616)	—
Mark to market, trading loss	4,616	—
Provision for doubtful accounts	(232)	207
Provision for excess and obsolete inventory	838	2,111
Deferred income taxes	124	420
Amortization of warrant	—	1,349
Gain (loss) on retirement of assets	94	(7)
Stock-based compensation	2,630	3,732
Restructuring charge, net of reversal	2,092	—
Changes in operating assets and liabilities, net
Accounts receivable	21,060	(2,477)
Inventories	(9,651)	5,114
Prepaid expenses and other assets	(83)	3,274
Accounts payable	(1,506)	(9,508)
Accrued compensation and benefits	(7,323)	3,233
Restructuring liabilities	(2,693)	(4,826)
Accrued warranty	(1,630)	(2,130)
Deferred revenue, net	(515)	(22,836)
Deferred revenue, net of cost of sales to distributors	(1,693)	23,546
Other accrued liabilities	(11,642)	596

Net cash (used in) provided by operating activities	(3,999)	15,023

Cash flows provided by (used in) investing activities:
Capital expenditures	(4,150)	(4,032)
Purchases of investments	(33,645)	(250,504)
Proceeds from maturities of investments and marketable securities	28,164	93,625
Proceeds from sales of investments and marketable securities	81,354	142,944

Net cash provided by (used in) investing activities	71,723	(17,967)

Cash flows (used in) provided by financing activities:
Proceeds from issuance of common stock	1,864	3,248
Proceeds from exercise of warrants	—	9
Repurchase of common stock, including expenses	(101,363)	—

Net cash (used in) provided by financing activities	(99,499)	3,257

Net decrease in cash and cash equivalents	(31,775)	313

Cash and cash equivalents at beginning of period	70,370	71,573
Cash and cash equivalents at end of period	$38,595	$71,886

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 29, 2009	March 30, 2008
Net loss - GAAP Basis	$(2,173)	$(160)

Non-GAAP adjustments
Stock-based compensation expense	$1,237	$1,304
Restructuring charge, net of reversal	2,092	—

Total non-GAAP adjustments	$3,329	$1,304

Net income - Non-GAAP Basis	$1,156	$1,144

Non-GAAP adjustments
Cost of product revenue	$96	$125
Cost of service revenue	79	65
Sales and marketing	420	424
Research and development	387	415
General and administrative	255	275
Restructuring charge, net of reversal	2,092	—

Total non-GAAP adjustments	$3,329	$1,304